Exhibit 99.1

Holly Corporation Citigroup Small / Mid-Cap Conference March 2007

Disclosure Statement Statements made during the course of this presentation that are not historical facts are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward- looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of Holly Corporation and/or Holly Energy Partners, L.P., and actual results may differ materially from those discussed during the presentation. Such risks and uncertainties include but are not limited to risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products in Holly's and Holly Energy Partners' markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to Holly and Holly Energy Partners, the effectiveness of Holly's and Holly Energy Partners' capital investments and marketing and acquisition strategies, the possibility of terrorist attacks and the consequences of any such attacks, and general economic conditions. Additional information on risks and uncertainties that could affect the business prospects and performance of Holly and Holly Energy Partners is provided in the most recent reports of Holly and Holly Energy Partners filed with the Securities and Exchange Commission. All forward-looking statements included in this presentation are expressly qualified in their entirety by the foregoing cautionary statements. Holly and Holly Energy Partners undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Overview of Holly Corporation Holly Strengths History and experience in refining business Experienced management team Strong financial metrics compared to peers Holly's Commitment to Growth / Investment Refining growth in Southwest Recently completed refining projects Refining projects under way Holly Outlook Presentation Topics

Overview of Holly Corporation

Holly Corporation (NYSE: HOC) Overview Noted by Forbes* magazine as #1 in the Oil & Gas Sector for earnings per share growth - averaging over 52% per year in each of the last 5 years (2002- 2006) *Forbes: "America's Best Big Companies", January 8, 2007

Holly Corporation (NYSE: HOC) Overview Independent refiner in Southwest / Rocky Mountain states Own 2 refineries: New Mexico & Salt Lake City Wholesale marketer supplying West Texas, Arizona, New Mexico, Colorado, Utah, Nevada, Idaho & Washington Also built extensive logistics operations (pipelines & terminals) to support refineries--delivering refined products to end markets Formed a publicly traded Master Limited Partnership, Holly Energy Partners, L.P. (NYSE: HEP) with those assets-- currently own a 45% interest (including the general partner interest) in HEP.

Asset Location / Business Footprint Holly Corp: Holly's refineries operate in the high margin & high growth Southwest & Rockies markets 109,000 bpd of refining capacity All HOC refineries directly connected to Domestic / Canadian crude trading hubs Extensive crude oil gathering network in West Texas and Southeast New Mexico for the Navajo Refinery Holly Energy Partners: Over 1,700 miles of product pipelines 11 Terminals in 5 states (3 of the terminals are 50% owned) 70% interest in Rio Grande Pipeline Company, a joint venture with BP

Holly Strengths

Holly's History in the Refining Business 35+ years in the refining business Acquired refinery in Artesia, NM-expanded 4 times since 1969 purchase Acquired refinery in Woods Cross, UT in 2003 Have built extensive logistics operations (pipelines and terminals) to deliver refined products to end markets Formed new pipeline and terminal company in 2004 with these assets: Holly Energy Partners L.P. (NYSE: HEP) Consistently profitable: never had a loss year since entering the refining business

Experienced Management Team Executive officer group averages over 25 years of refining and marketing industry experience Holly and subsidiary officer group averages over 20 years of refining/energy industry experience Holly directors average over 20 years of refining industry experience Dedicated management team who know our operations and region very well to better serve customer base

Strong Financial Metrics vs. Peers Compared to industry peers: Highest return on invested capital1 Lowest debt to equity ratio2 Well positioned with strong financial metrics to support continued growth and success 1 As measured for 2001-2005 time period and on 12 month basis (July 1, 2005 thru June 30, 2006). Peer group includes SUN, VLO, TSO, MRO, FTO and GI. 2 As measured for 2001-2005 time period and on June 30, 2006. Peer group includes SUN, VLO, TSO, MRO, FTO and GI.

Holly's Commitment to Growth and Investment

Navajo / Woods Cross Refinery Crude Processing Capacity 1969 Early 1980's Early 1990's 2003 Wood Cross Acquisiton 2006-07 CURRENT TOTAL NRC Planned Expansion Woods Cross Planned PLANNED TOTAL East 0 16 30 65 75 101 0 111 126 0 West 16 14 35 10 26 10 111 15 5 131 0 16k bpd 75k bpd 65k bpd 30k bpd 10k bpd* *Interim Navajo Refinery expansion in 2006 to 83,000 bpd; full expansion of Navajo Refinery to 85,000 bpd scheduled for completion by end of 2007. 26k bpd 111k bpd* 15k bpd 131k bpd 5k bpd Present: Up 70% since early 1990's Future: Up 18% by 2009

Expansion and Feedstock Flexibility -- Navajo Refinery:

Board approved 2/9/2007 (including components approved 12/8/2006)

Project Summary:

- *Overall project expected to be completed in two phases.*
  - *Phase I: Expand crude capacity to approximately 100,000 bpd (4Q '08)*

    Revamp existing crude unit, new gas oil hydrocracker, new hydrogen plant

    - *Increases crude thruput capabilities 15,000 bpd*
    - *Increases low-cost feedstock upgrading capability by 7,000 bpd*
  - *Phase II: Ability to capture light/heavy crude differentials on up to 40,000 bpd of throughput (2010/2011*)*

    Revamp second existing crude unit, new solvent de-asphalter

    Requires pipeline access between Cushing, OK and Holly's facilities
- *Significant benefit from recently enacted tax credits*

	Full Project	Expansion	Heavy-Up
Projected cost:	$225	$164	$61
Estimated completion:		4th Qtr 2008	2010/2011*
Pro Forma EBITDA ('03-'05 Prices):	$126	$74	$52
Pro Forma EBITDA (2006 Prices):	$275	$139	$136

HOLLY

*Timing contingent on pipeline to transport Canadian and other foreign crudes

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Expansion and Feedstock Flexibility - Woods Cross Refinery: Board approved 12/8/2006 Project Summary: Expand refinery by 19% to 31,000 bpd Install new gas oil hydrocracker, add Black Wax desalter, and expand sulfur recovery capacity Feed stock flexibility to process up to 15,000 bpd of Black Wax or 10,000 bpd Black Wax & 5,000 bpd of heavy Canadian crude - 50% low-cost crude capabilities Crude P/L infrastructure to be in place by refinery project start up Pre-investment for future expansion & optionality to run more heavy Canadian crude and/or Black Wax crudes Significant benefit from recently enacted tax credits Projected cost: $100 million Estimated completion: 4th quarter 2008 Pro Forma EBITDA ('03-'05 Prices): $31 million Pro Forma EBITDA (2006 Prices): $57 million

Projected Capital Expenditures by Year Capital Projects: 2007 2008 2009 NRC expansion and feedstock flexibility 80 100 45 Phase I - Expansion 75 80 9 Phase II - Feedstock Flexibility 5 20 36 WX expansion and feedstock flexibility 40 50 10 Sulfur recovery unit at NRC 14 10 --- Small payout projects 20 20 20 Sustaining capital & turnaround 25 35 25 Total 179 215 100 Estimates: (in millions)

Capital Projects Impact on Pro Forma Annual EBITDA (full year) Major Capital Projects Total Cost '03-'05 Prices '06 Prices NRC expansion and feedstock flexibility: $225 $126 $275 Phase I -- Expansion $164 $74 $139 Phase II - Feedstock Flexibility $61 $52 $136 WX expansion and feedstock flexibility $100 $31 $57 Total $325 $157 $332 Estimates: (in millions) Pro Forma EBITDA

Holly Outlook

HOLLY EBITDA - Estimated Additions from Capital Projects 2003 2004 2005 2006 East 112.3 178.1 302 414 Using '03-'05 Avg. Prices: 2008 2009 2010/11* NRC expansion and feedstock flexibility Phase I --- 74 74 Phase II --- --- 52 WX expansion and feedstock flexibility 8 31 31 8 105 157 HOC Historical EBITDA ($mm): Estimated EBITDA Additions from Projects ($mm): Using '06 Prices: 2008 2009 2010/11* NRC expansion and feedstock flexibility Phase I --- 139 139 Phase II --- --- 136 WX expansion and feedstock flexibility 14 57 57 14 196 332 *Timing contingent on pipeline to transport Canadian and other foreign crudes 37

Cash Flow Summary - 2006 Beginning Cash (12/31/05) Cash from Ops Proceeds from sale of Montana refinery Stock Buyback Capex Dividends Other net positive cash flow Ending Cash (12/31/06) 255 245 49 175 120 15 17 256 $Millions Note: Cash includes cash and marketable securities.

Holly Financial Strength Highlights Cash balance as of 12/31/06*: $256 million No debt Stock repurchase program Total of $400 million authorized to repurchase Thus far have repurchased 9.5 million shares for a total of $307 million Average cost of repurchases: $32.28 / share Strong base from which to fund future growth *Cash balance includes cash & marketable securities

Holly Opportunities: Expanded Footprint in Southwest / Rocky Mountain States Longhorn Current:1 109,000 bpd of refining capacity Operate in the high margin & high growth Southwest & Rockies markets Can process approx. 80,000 bpd of price advantaged crude feedstock Future: 131,000 bpd of refining capacity2 Can process approx. 120,000 bpd of price advantaged crude feedstock2 Las Vegas added to high growth markets3 1 With projects completed in June '06 2 With projects approved and under way 3 Pipeline project being considered by Holly and Holly Energy Partners

Strong management team Strong financial fundamentals Strong industry fundamentals Favorable comparison to peer group metrics Operates in high margin, high growth markets Demonstrated growth ability Capital initiatives to continue growth in place Industry leading return on capital Concluding remarks

Holly Corporation 100 Crescent Court, Suite 1600 Dallas, Texas 75201 (214) 871-3555 Steve McDonnell, VP-Chief Financial Officer M. Neale Hickerson, VP-Investor Relations www.hollycorp.com

Appendix: Benefits from tax legislation Sulfur credits Definitions

Tax Benefits American Jobs Creation Act of 2004: Created tax incentives for small refiners to produce ULSD Provides immediate deduction of 75% of certain capital costs Provides a tax credit based on ULSD production up to 25% of these costs Energy Policy Act of 2005: Provides an election to expense 50% of refinery capacity expansion costs when assets placed in service Expected benefits to Holly: Base tax rate of 39% will be reduced by est. tax credit of approx.$15 million in 2007

Sulfur Credits Benefit Benefits to Holly: Can use as needed in future years. Can monetize if not used internally. In 2006, Holly sold 99,681 credits for a total of approximately $16 million Credit Generation: Compliance with Low Sulfur gasoline for small refiners, including Holly, not required until the end 2010. Holly installed a hydrotreater at the Navajo refinery in 2003, thereby lowering the sulfur content of its gasoline below the '"small refiner standard". Holly elected to produce 95+% ULSD and increased its gasoline sulfur baseline by 20%. Since 2004, Holly has generated sulfur credits that have value. At the end of 2005 Holly had approximately 160,000 credits. Holly expects to generate at least 70,000 credits annually through 2010; approximately 88,000 credits generated in 2006

Definitions BPD: the number of barrels per day of crude oil or petroleum products. Catalytic reforming: a refinery process which uses a precious metal (such as platinum) based catalyst to convert low octane naphtha fractionated directly from crude oil to high octane gasoline blendstock and hydrogen. The hydrogen produced from the reforming process is used to desulfurize other refinery oils and is the main source of hydrogen for the refinery. EBITDA: Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. Pro Forma EBITDA ('03-'05 Prices): 2003-2005 actual trailing prices and/or margins applied to expected current and/or future production. Pro Forma EBITDA (2006 Prices): 2006 actual trailing prices and/or margins applied to expected current and/or future production. Gas Oil Hydrocracker: a refinery unit which uses catalyst at high pressure and temperature and in the presence of hydrogen to convert high boiling point hydrocarbons to light transportation fuels and low sulfur FCC feedstock. Hydrodesulfurization: a refinery process to remove sulfur and nitrogen compounds from oil in the presence of hydrogen and a catalyst at relatively high temperatures.

Definitions LSG: gasoline that contains less than 30 PPM of total sulfur. MMSCFD: million standard cubic feet per day. PPM: parts-per-million. Refining gross margin or refinery gross margin: the difference between average net sales price and average costs of products per barrel of produced refined products. This does not include the associated depreciation, depletion and amortization costs. Solvent deasphalter / residuum oil supercritical extraction ("ROSE"): a refinery unit that uses a light hydrocarbon like propane or butane to extract non asphaltene heavy oils from asphalt or atmospheric reduced crude. These deasphalted oils are then further converted to gasoline and diesel in the FCC process. The remaining asphaltenes are either sold, blended to fuel oil or blended with other asphalt as a hardener. SRU or sulfur recovery unit: a refinery unit which converts hydrogen sulfide to elemental sulfur Sulfur credit: one sulfur credit is generated for every million gallons produced that are on average one PPM below the refinery's allowed sulfur PPM limit. ULSD or ultra low sulfur diesel: diesel fuel that contains less than 15 PPM of total sulfur. When we use Pro Forma EBITDA in this presentation, we have adjusted EBITDA by applying actual trailing prices and/or margins for the indicated periods to expected current and/or future levels of production for the indicated periods. EBITDA or Pro Forma EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. Our EBITDA measures are not necessarily comparable to similarly titled measures of other companies. EBITDA measures are presented here because EBITDA is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants. Our historical EBITDA is reconciled to net income under "Reconciliations to Amounts Reported under Generally Accepted Accounting Principles" following Item 7A of Part II of Holly's 2006 10-K filed March 1, 2007.